EXHIBIT 13.2

CERTIFICATION

In connection with the annual report of Eason Technology Limited (the “Company”) on Form 20-F for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 24, 2025

/s/ Xiang Zhou
Name: Xiang Zhou
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.